Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-158448) of our report dated May 21, 2015 with respect to the audited financial statements of Daybreak Oil and Gas, Inc. for the years ended February 28, 2015 and 2014.

/s/ MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

May 21, 2015